Exhibit 2.01

Exhibit 2.01 – Our payments to governments

BHP has prepared this information on the basis set out in the Basis of Report preparation and Glossary sections of the Economic Contribution Report.

Payments made by country and level of government

US$M	Corporate income tax	Royalty- related income tax	Total taxes paid	Royalties	Fees	Payments for infrastructure improvements	Total payments as defined by the UK Requirements	Other payments	Total payments to governments
Total payments to governments	9,067.5	250.9	9,318.4	4,014.2	38.7	41.8	13,413.1	358.8	13,771.9
Australia	7,729.1	—	7,729.1	4,013.8	23.8	40.1	11,806.8	322.0	12,128.8
Australian Taxation Office	7,729.1	—	7,729.1	—	—	—	7,729.1	29.4	7,758.5
Central Highlands Regional Council	—	—	—	—	—	—	—	3.3	3.3
City of Kalgoorlie-Boulder	—	—	—	—	—	—	—	0.2	0.2
City of Rockingham	—	—	—	—	—	—	—	0.1	0.1
Coal Mining Industry Long Service	—	—	—	—	—	—	—	16.9	16.9
Isaac Regional Council (Queensland)	—	—	—	—	—	—	—	6.9	6.9
Mackay Regional Council (Queensland)	—	—	—	—	—	—	—	0.5	0.5
Municipal Council of Roxby Downs (South Australia)	—	—	—	—	—	—	—	1.0	1.0
Muswellbrook Shire Council (New South Wales)	—	—	—	—	—	0.1	0.1	3.7	3.8
Shire of Ashburton (Western Australia)	—	—	—	—	—	—	—	0.6	0.6
Shire of Dundas (Western Australia)	—	—	—	—	—	—	—	0.1	0.1
Shire of East Pilbara (Western Australia)	—	—	—	—	—	—	—	4.9	4.9
Shire of Leonara (Western Australia)	—	—	—	—	—	—	—	0.9	0.9
Shire of Wiluna (Western Australia)	—	—	—	—	—	—	—	1.2	1.2
State of New South Wales	—	—	—	303.6	1.9	—	305.5	7.1	312.6
State of Queensland	—	—	—	1,755.9	1.5	3.0	1,760.4	70.0	1,830.4
State of South Australia	—	—	—	98.4	2.1	—	100.5	29.7	130.2
State of Victoria	—	—	—	—	—	—	—	(7.6)	(7.6)
State of Western Australia	—	—	—	1,855.9	17.6	37.0	1,910.5	134.6	2,045.1
Town of Port Hedland (Western Australia)	—	—	—	—	—	—	—	17.0	17.0
Other Australian Governments	—	—	—	—	0.7	—	0.7	1.5	2.2
Brazil	0.1	—	0.1	0.4	—	—	0.5	2.6	3.1
Federal Tax Revenue Ministry	0.1	—	0.1	—	—	—	0.1	2.6	2.7
National Mining Agency	—	—	—	0.4	—	—	0.4	—	0.4
Canada	11.9	—	11.9	—	8.6	1.1	21.6	5.2	26.8
Canada Revenue Agency	11.9	—	11.9	—	—	—	11.9	1.8	13.7
Finances Quebec	—	—	—	—	—	0.1	0.1	0.1	0.2
Government of Saskatchewan	—	—	—	—	8.6	—	8.6	0.1	8.7
Ministry of Finance - Ontario	—	—	—	—	—	—	—	0.1	0.1
Rural Municipality of Leroy (Saskatchewan)	—	—	—	—	—	0.2	0.2	3.0	3.2
Rural Municipality of Prairie Rose (Saskatchewan)	—	—	—	—	—	0.2	0.2	0.1	0.3
Rural Municipality of Usborne	—	—	—	—	—	0.6	0.6	—	0.6
Other Canadian Governments	—	—	—	—	—	—	—	—	—
Chile[1]	1,195.3	250.9	1,446.2	—	5.4	—	1,451.6	22.0	1,473.6
Servicio De Impuestos Internos	1,195.3	250.9	1,446.2	—	5.4	—	1,451.6	22.0	1,473.6

China	3.1	—	3.1	—	—	—	3.1	—	3.1
China Tax Bureau	3.1	—	3.1	—	—	—	3.1	—	3.1
India	0.7	—	0.7	—	—	—	0.7	—	0.7
Income Tax Department	0.7	—	0.7	—	—	—	0.7	—	0.7
Japan	0.4	—	0.4	—	—	—	0.4	—	0.4
National Tax Agency	0.4	—	0.4	—	—	—	0.4	—	0.4
Malaysia	1.3	—	1.3	—	—	—	1.3	—	1.3
Inland Revenue Board	1.3	—	1.3	—	—	—	1.3	—	1.3
Netherlands	0.9	—	0.9	—	—	—	0.9	—	0.9
Tax and Customs Administration	0.9	—	0.9	—	—	—	0.9	—	0.9
Peru	16.4	—	16.4	—	—	—	16.4	0.2	16.6
National Superintendency of Customs And Tax Administration	16.4	—	16.4	—	—	—	16.4	—	16.4
Republica Del Peru	—	—	—	—	—	—	—	0.2	0.2
Philippines	0.7	—	0.7	—	—	—	0.7	0.4	1.1
Bureau of Internal Revenue	0.5	—	0.5	—	—	—	0.5	0.4	0.9
Other Philippines Governments	0.2	—	0.2	—	—	—	0.2	—	0.2
Singapore	92.2	—	92.2	—	—	—	92.2	—	92.2
Inland Revenue Authority of Singapore	92.2	—	92.2	—	—	—	92.2	—	92.2
Switzerland	0.2	—	0.2	—	—	—	0.2	—	0.2
Canton of Zug	0.2	—	0.2	—	—	—	0.2	—	0.2
United Kingdom	5.3	—	5.3	—	—	—	5.3	3.9	9.2
City of Westminster	—	—	—	—	—	—	—	0.9	0.9
HM Revenue & Customs	5.3	—	5.3	—	—	—	5.3	3.0	8.3
United States of America	9.9	—	9.9	—	0.9	0.6	11.4	2.5	13.9
Arizona Department of Revenue	—	—	—	—	0.1	—	0.1	—	0.1
Internal Revenue Service	—	—	—	—	—	—	—	2.0	2.0
U.S. Department of The Treasury	9.8	—	9.8	—	—	—	9.8	—	9.8
U.S. Nuclear Regulatory Commission	—	—	—	—	0.3	—	0.3	—	0.3
Utah State Tax Commission	—	—	—	—	0.2	—	0.2	—	0.2
State of New Mexico	0.1	—	0.1	—	0.1	—	0.2	—	0.2
Bureau of Land Management	—	—	—	—	0.1	—	0.1	—	0.1
Pinal County	—	—	—	—	—	—	—	0.4	0.4
Other US Governments	—	—	—	—	0.1	0.6	0.7	0.1	0.8

Figures are rounded to the nearest decimal point.

1

Income and mining taxes are paid in Chile on a calendar year basis. However, for the purpose of this Report, taxes paid are included for BHP’s financial year (1 July 2022 to 30 June 2023). For reference, income tax and specific tax on mining activities paid by Escondida and Pampa Norte for CY2022 amount to US$1,265.0 million (Escondida) and US$1.3 million (Pampa Norte).

Payments made on a project-by-project basis

US$M	Corporate income tax	Royalty- related income tax	Total taxes paid	Royalties	Fees	Payments for infrastructure improvements	Total payments as defined by the UK Requirements	Other payments	Total payments to governments
Total payments to governments	9,067.5	250.9	9,318.4	4,014.2	38.7	41.8	13,413.1	358.8	13,771.9
Minerals Americas	1,207.6	250.9	1,458.5	0.4	14.2	1.0	1,474.1	29.4	1,503.5
Escondida	1,305.7	249.7	1,555.4	—	0.8	—	1,556.2	19.9	1,576.1
Other Copper	2.7	—	2.7	0.4	1.1	—	4.2	1.0	5.2
Pampa Norte	(118.3)	1.2	(117.1)	—	3.7	—	(113.4)	1.2	(112.2)
Potash Canada	—	—	—	—	8.6	1.0	9.6	4.7	14.3
BHP Billiton Brasil Ltda[1]	(0.3)	—	(0.3)	—	—	—	(0.3)	2.6	2.3
RAL Cayman Inc[2]	17.8	—	17.8	—	—	—	17.8	—	17.8
Minerals Australia	7,670.1	—	7,670.1	4,013.8	23.5	40.1	11,747.5	319.4	12,066.9
New South Wales Energy Coal	590.8	—	590.8	303.6	1.9	0.1	896.4	14.1	910.5
Nickel West	99.3	—	99.3	34.2	3.6	—	137.1	28.2	165.3
Copper South Australia	78.3	—	78.3	98.4	2.1	—	178.8	31.3	210.1
Other Coal	(0.8)	—	(0.8)	—	—	—	(0.8)	28.7	27.9
BHP Mitsubishi Alliance[3]	1,734.4	—	1,734.4	1,755.9	1.5	3.0	3,494.8	82.1	3,576.9
Western Australia Iron Ore	5,168.1	—	5,168.1	1,821.7	14.4	37.0	7,041.2	135.0	7,176.2
Group and Unallocated	189.8	—	189.8	—	1.0	0.7	191.5	10.0	201.5
Corporate[4]	190.7	—	190.7	—	—	—	190.7	9.0	199.7
Commercial	18.3	—	18.3	—	—	—	18.3	—	18.3
Other	(19.2)	—	(19.2)	—	1.0	0.7	(17.5)	1.0	(16.5)

Figures are rounded to the nearest decimal point.

1	Holding company of Samarco equity accounted investment.
2	Holding company of Antamina equity accounted investment.
3	Royalties, fees and other payments made by BM Alliance Coal Operations Pty Limited have been included in total payments to the extent of BHP’s ownership of the operating entity, being 50 per cent.
4	The corporate income tax amount predominantly reflects the allocation of the Australian corporate income tax liability among members of the Australian tax consolidated group.